UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 31, 2011

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 31, 2011, New Frontier Media, Inc. agreed to extend the terms of its employment agreements with each of its named executive officers.  The stated expiration dates in the amended employment agreements for each of Messrs. Weiner and Boenish, the company’s chief executive officer and president, respectively, have been extended until midnight on March 31, 2015.  The stated expiration dates in the amended employment agreements for each of Messrs. Williams, Piper and Callipari, the company’s chief financial officer, chief technology officer and chief legal officer, respectively, have been extended until midnight on March 31, 2014.  The remaining terms of the foregoing employment agreements, which are filed as exhibits to the company’s quarterly report on Form 10-Q for its fiscal quarter ended September 30, 2008, as subsequently amended by those amendments which are filed as exhibits to the company’s quarterly report on Form 10-Q for its fiscal quarter ended September 30, 2009 remain unchanged and in full force and effect.  Investors are encouraged to read their entire text for a full understanding of the company’s employment arrangements with each of its named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2011	NEW FRONTIER MEDIA, INC.

	By:	/s/ Michael Weiner
	Name:	Michael Weiner
	Title:	Chief Executive Officer